UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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FORETHOUGHT VARIABLE INSURANCE TRUST
(Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Forethought Variable Insurance Trust

Global Atlantic BlackRock Selects Managed Risk Portfolio

(formerly Global Atlantic BlackRock Global Allocation Managed Risk Portfolio)

10 West Market Street

Suite 2300

Indianapolis, Indiana 46204

July 18, 2019

Dear Investor,

We are providing you with this Information Statement because you own a variable annuity contract issued by Forethought Life Insurance Company (“FLIC”). As a contract owner, you are an indirect participant in the Portfolio listed above. There is no action required on your part.

Global Atlantic Investment Advisors, LLC (“GAIA” or the “Adviser”), which serves as the investment adviser to Global Atlantic BlackRock Selects Managed Risk Portfolio (formerly Global Atlantic BlackRock Global Allocation Managed Risk Portfolio) (the “Portfolio”), may select investment sub-advisers for the Portfolio, a series of Forethought Variable Insurance Trust (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”).  We are pleased to inform you that, at the recommendation of GAIA, the Board has appointed BlackRock Investment Management, LLC (“BIM”) to serve as a sub-adviser to the Portfolio.  The Board approved the sub-advisory agreement between GAIA and BIM on February 12, 2019.  Milliman Financial Risk Management LLC continues to serve as the Portfolio’s other sub-adviser.  Each sub-adviser is approved to manage a portion of the Portfolio’s assets (which may change over time) as allocated by GAIA and overseen by the Board.

Please note that, in reliance on exemptive relief obtained by GAIA and the Trust from the Securities and Exchange Commission, the hiring of BIM on the Portfolio’s behalf does not require shareholder approval.  Therefore, we are not asking you for a proxy and you are not required to send us a proxy. The purpose of this document is to provide you with certain required additional information about these changes.

Sincerely,

Robert M. Arena, Jr.
President

GLOBAL ATLANTIC BLACKROCK SELECTS MANAGED RISK PORTFOLIO

Introduction

In connection with its duties as the investment adviser for the Global Atlantic BlackRock Selects Managed Risk Portfolio (formerly Global Atlantic BlackRock Global Allocation Managed Risk Portfolio) (the “Portfolio”), Global Atlantic Investment Advisors, LLC (“GAIA” or the “Adviser”) is responsible for selecting, as appropriate, investment sub-advisers for the Portfolio and for ongoing oversight and monitoring of the Portfolio’s sub-advisers.  At a meeting held on February 12, 2019 and pursuant to GAIA’s recommendation, the board of trustees (the “Board” or the “Trustees”) approved BlackRock Investment Management, LLC (“BIM”) as a new sub-adviser to the Portfolio and approved the sub-advisory agreement between GAIA and BIM (the “Sub-Advisory Agreement”).  Effective May 1, 2019, BIM serves as a new sub-adviser to the Portfolio.  The material factors considered by the Board in approving the Sub-Advisory Agreement are set forth below under “Trustees’ Considerations.”

As described below under “Additional Information—SEC Exemptive Order,” GAIA and Forethought Variable Insurance Trust (the “Trust”) received an exemptive order from the Securities and Exchange Commission (“SEC”) enabling GAIA to enter into an investment sub-advisory agreement with a sub-adviser without shareholder approval if certain conditions are met.

Investment Approach of BIM

GAIA has allocated the Capital Appreciation and Income Component of the Portfolio’s assets to BIM, which under normal circumstances consists of at least 80% of the Portfolio’s net assets, plus any borrowings for investment purposes.

BIM manages the Capital Appreciation and Income Component pursuant to a “fund of funds” strategy that seeks to achieve its objective by investing in a combination of one or more mutual funds and exchange-traded funds (“ETFs”) that are affiliated with BIM and are offered through different prospectuses (collectively, “Underlying Funds”). Although BIM selects the investments, the Adviser is responsible for all trading and investment execution activities with respect to the Capital Appreciation and Income Component. Milliman Financial Risk Management LLC (“Milliman”) manages the Managed Risk Component pursuant to a strategy that seeks to manage portfolio volatility and provide downside risk management.

In managing the Capital Appreciation and Income Component, BIM will invest in a mix of Underlying Funds in different combinations and weightings pursuant to an asset allocation strategy determined by BIM. BIM may also invest a portion of the Capital Appreciation and Income Component in cash or cash equivalents. Under normal market conditions, BIM expects to allocate approximately 40-70% of the Capital Appreciation and Income Component assets to equity-based Underlying Funds, and approximately 30-60% to fixed income-based Underlying Funds, although BIM may modify the target allocation from time to time.

The Underlying Funds may include funds that invest primarily in equity securities or certain other instruments described below (referred to as “equity funds”), funds that invest primarily in fixed income securities (referred to as “fixed income funds”), and funds that invest in a mix of securities and other instruments in which equity funds and fixed income funds invest (referred to as “multi-asset funds”). Equity funds may include funds that invest in, among other things: domestic and international equities of any market capitalization; real estate-related securities or instruments, including real estate investment trusts (“REITs”); and commodity-related securities or instruments. Fixed income funds may include funds that invest in a wide range of debt securities, including, among other things: debt securities of varying maturities; debt securities paying fixed or fluctuating rates of interest; debt securities convertible into equity securities; domestic and non-U.S. bonds; securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, by foreign governments, international agencies or supranational entities, or by domestic or foreign private issuers; mortgage-backed securities; high yield (or junk) bonds; corporate loans; distressed securities; inflation-indexed bonds; structured notes; credit-linked notes; loan assignments and loan participations; and cash or money market instruments. Multi-asset funds may include funds that invest in any of the securities or instruments in which equity funds or fixed income funds may invest. Investments in multi-asset funds will count toward the target allocation ranges for both equity and fixed income funds. The portion of such investments attributable to each target allocation range will be determined based on a multi-asset fund’s underlying investments in equity and fixed income instruments. Certain Underlying Funds may also invest in commodity-related instruments or in derivative instruments, such as futures, options, forward contracts, and/or swaps.

BIM may allocate a significant portion of the Capital Appreciation and Income Component to a single Underlying Fund, the BlackRock Global Allocation V.I. Fund, which invests in a portfolio of equity, debt and money market securities.

The allocation to equity funds may be further diversified by style factors (including, without limitation, value and growth), market capitalization (including both large cap and small cap funds), region (including domestic and international or emerging markets funds), or other factors. The allocation to fixed income funds may be further diversified by sector (including government, corporate, agency, mortgage-backed securities and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or “junk bonds”), geographic location (including U.S. and foreign-issued securities), or other factors.

New Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and oversight of GAIA and the Board, BIM provides the portion of the Portfolio’s assets allocated to BIM with investment advice and certain investment management services, however, GAIA is responsible for all trading and investment execution activities with respect to the portion of the Portfolio for which BIM serves as sub-adviser. BIM determines in its discretion the securities or instruments that shall be purchased, held or sold by the portion of the Portfolio and what portion shall be held uninvested in cash and cash equivalents, subject always to the Trust’s organizational documents, the Investment Company Act of 1940, as amended (the “1940 Act”), and to the investment objectives, policies and restrictions applicable to the Portfolio.

As compensation for its services to the Portfolio under the Sub-Advisory Agreement, BIM is entitled to receive an annual asset based sub-advisory fee from GAIA (not the Portfolio), computed daily and paid quarterly in arrears, expressed as a percent of the average daily net assets of the Portfolio.  As of May 1, 2019, GAIA pays to the Portfolio’s unaffiliated investment sub-advisers, in the aggregate, sub-advisory fees equal approximately to 0.20% of the Portfolio’s average daily net assets. During the Portfolio’s last full fiscal year ended December 31, 2018, GAIA paid to the Portfolio’s unaffiliated sub-advisers, in the aggregate, $414,531.

The Sub-Advisory Agreement will remain in effect for two years from the date of execution and from year to year thereafter, but only so long as such continuance, and the continuance of GAIA as investment adviser of the Portfolio, is specifically approved at least annually by the vote of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act, as amended (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board, or of a majority of the outstanding voting securities of the Portfolio.

The Sub-Advisory Agreement may, upon 60 days’ written notice to BIM, be terminated at any time without the payment of any penalty: (a) by the Portfolio, by the Board or by vote of a majority of the outstanding voting securities of the Portfolio, or (b) by GAIA.  The Sub-Advisory Agreement may, upon 60 days written notice to the Trust and GAIA, be terminated at any time, without payment of any penalty, by BIM. The Sub-Advisory Agreement shall automatically terminate in the event of its assignment or in the event that GAIA’s advisory agreement with the Portfolio is terminated.

Additional Information About BIM

BIM is an SEC registered investment adviser located at 1 University Square Drive, Princeton, New Jersey 08540-6455.  As of March 31, 2019, BIM and its affiliates manage assets of approximately $6.5 trillion.  BIM is controlled by BlackRock, Inc.

The principal executive officers of BIM, as of the date of this document, are set forth below.  The business address of each person is 55 East 52nd Street, New York, NY 10055.

Name	Position(s) with BIM[1]

Laurence Fink	Chief Executive Officer

Robert Kapito	President

Gary Sheldin	Chief Financial Officer

Robert Goldstein	Chief Operating Officer

Christopher Meade	Chief Legal Officer and General Counsel

Charles Park	Chief Compliance Officer

1                   None of the principal executive officers of BIM listed above have other principal employment other than his or her respective position(s) with BIM and its affiliated managers.

BIM does not act as an investment adviser or investment manager for any other registered investment companies with a similar investment objective as the Portfolio.

No officer or Trustee of the Trust is a director, officer or employee of BIM.  No officer or Trustee of the Trust, through the ownership of securities or otherwise, has any other material direct or indirect interest in BIM or any other person controlling, controlled by or under common control with BIM.

Since the beginning of the most recently completed fiscal year, none of the Trustees of the Trust has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which BIM or any of its affiliates was or is to be a party.

Since the beginning of the most recently completed fiscal year, the Portfolio has paid no fees to BIM or its affiliates for services provided to the Portfolio (other than under sub-advisory agreements or for brokerage commissions).

Trustees’ Considerations

At an in-person meeting held on February 12, 2019, the Board, including a majority of the Independent Trustees, considered the approval of the Sub-Advisory Agreement between the Adviser and BIM, on behalf of the Portfolio. The Trustees requested, received and reviewed written responses from BIM to questions posed to BIM by counsel, on behalf of the Trustees. The Trustees also reviewed comparative information relating to the sub-advisory fee and received a presentation concerning the sub-advisory services to be provided under the Sub-Advisory Agreement from personnel of BIM at the February 12, 2019 meeting.

Prior to the meeting, the Trustees received a memorandum from independent counsel to the Independent Trustees describing the legal standards for their consideration of the approval of the Sub- Advisory Agreement. Prior to voting on the approval of the Sub-Advisory Agreement, the Independent Trustees met in executive session with Independent Counsel to the Independent Trustees present. The Trustees relied upon the advice of counsel and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the Sub-Advisory Agreement.

Nature, Extent, and Quality of Services. The Trustees requested and considered information regarding the nature, extent, and quality of services provided by BIM, as well as its expertise, resources, and capabilities. The Trustees considered, among other things, the terms of the Sub-Advisory Agreement and the range of services to be provided by BIM, including BIM’s investment philosophy and process. The Trustees considered that the Adviser, and not BIM, would vote proxies and execute portfolio trades for the capital appreciation and income component of the Portfolio and would be responsible for rebalancing the Portfolio at BIM’s discretion. The Trustees also considered the financial industry experience as well as portfolio management, compliance, and operations experience of BIM’s personnel. The Trustees noted the Adviser’s recommendation that BIM should be retained. The Trustees concluded that BIM’s experience and reputation demonstrate that BIM is capable of providing high quality service to the Portfolio and that the resources allocated to the Portfolio would be sufficient. The Trustees also considered information and representations regarding the financial condition of BIM related to its ongoing ability to provide services specified under the proposed Sub-Advisory Agreement. Based on their analysis of the data presented, the Trustees concluded that they were generally satisfied with the nature and quality of the services expected to be provided under the Sub-Advisory Agreement.

Performance. The Trustees noted that the strategy that would be employed by BIM was launched in 2017 and therefore the Adviser and BIM had limited data on which to draw to provide performance information.  The Trustees reviewed the back-tested data provided by the Adviser which showed that BIM’s proposed strategy would have outperformed the Portfolio’s current strategy with respect to annualized returns on a 3, 5 and 10 year basis. The Trustees considered that, based on the back-tested data presented by the Adviser, the Proposed Strategy would also have outperformed the Portfolio’s current strategy during 2018, and that the data showed a superior Sharpe Ratio performance for the proposed strategy. The Trustees also considered BIM’s reputation and financial industry experience. Based on this information and their review of the nature, extent and quality of services expected to be provided by BIM, the Trustees concluded that BIM is capable of providing services to the Portfolio in a satisfactory manner in light of the Portfolio’s investment objectives.

Fees and Expenses. The Trustees reviewed the Portfolio’s fees and expenses, including the proposed advisory and sub-advisory fee arrangements for the Portfolio.  The Trustees reviewed reports describing both the advisory fees charged by the Adviser and the total net expense ratios of the Portfolio in comparison to those of peer groups selected by the Adviser. The Trustees noted that the Portfolio has a unique structure and that the peer group comparisons were somewhat limited in their ability to account for the Portfolio’s investment strategy and related fees and expenses. The Trustees considered the Portfolio’s investment in underlying funds and ETFs. The Trustees considered that the proposed advisory fee would be lower if the Sub-Advisory Agreement was to be approved. The Trustees noted that the proposed sub-advisory fee to be paid to BIM was the same as that paid to BlackRock Financial Management, Inc. (“BFM”), an affiliate of BIM, for other funds managed by the Adviser and sub-advised by BFM in a similar manner as BIM would manage the Portfolio, and that the sub-advisory fee the Adviser paid to Milliman would not change. The Trustees considered that the Adviser had agreed to limit the Portfolio’s total annual operating expenses to the extent that its expenses exceed a specified amount. The Trustees noted that if the Sub-Advisory Agreement were to be approved, shareholders in the Portfolio would experience a total expense ratio of 5 basis points less to invest in the Portfolio. Based on their review, the Trustees concluded that the advisory fee charged to the Portfolio and the sub-advisory fee paid by the Adviser to BIM were not unreasonable in light of the services that would be provided to the Portfolio.

Profitability. The Trustees were provided with information regarding the Adviser’s anticipated profitability with respect to providing services to the Portfolio. The Trustees considered the Portfolio’s proposed sub-advisory fee relative to other Global Atlantic Portfolios to which BFM serves as sub-adviser and the fact that the total expense ratio for the Portfolio would be lower if BIM was approved as the new sub-adviser. Based on this information, as well as the nature, extent and quality of services expected to be provided by BIM, the Trustees concluded that the Adviser’s profits with respect to the Portfolio were not expected to be excessive.

Economies of Scale.  The Trustees considered whether there would be economies of scale with respect to BIM’s provision of services to the Portfolio. The Trustees concluded that the sub-advisory fees to be paid by the Adviser to BIM would reflect the benefits of economies of scale resulting from the growth of assets. The Trustees noted that the breakpoints in the proposed advisory fee schedule would reduce fee rates as Portfolio assets grow over time and would reflect the benefits of economies of scale.

Other Benefits. The Trustees considered other benefits to BIM and its affiliates from their relationships with the Global Atlantic Portfolios.

Conclusion. Having requested and received such information from the Adviser and BIM as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees, including the Independent Trustees voting separately, unanimously concluded that approving the Sub-Advisory Agreement was in the best interests of the Portfolio and its shareholders. They noted that in considering the Sub-Advisory Agreement, the Independent Trustees did not identify any one factor as all important. Moreover, each Trustee may have afforded different weight to the various factors in reaching a conclusion with respect to the Sub-Advisory Agreement.

Additional Information

SEC Exemptive Order

On October 22, 2013, GAIA and the Trust received an exemptive order (“Order”) from the SEC providing an exemption from certain provisions of the 1940 Act.  Specifically, the Order permits the Trust and GAIA, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with certain unaffiliated and wholly-owned sub-advisers without shareholder approval. The Order generally requires that shareholders of a portfolio be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the sub-adviser, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

GAIA and the Portfolio’s Other Service Providers

GAIA, an Indiana limited liability company and an SEC registered investment adviser, is the Portfolio’s investment adviser.  GAIA is a wholly-owned subsidiary of Global Atlantic (Fin) Company (“GAFC”), a Delaware corporation. GAFC is an indirect, wholly-owned subsidiary of Global Atlantic Financial Group Limited. GAIA’s current business address is 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. As of March 31, 2019, GAIA had approximately $3.8 billion in assets under management.

The Trust does not sell its shares directly to the public, but generally only to one or more separate accounts of affiliated insurance companies as funding vehicles for variable annuity and variable life contracts issued by FLIC and Commonwealth Annuity and Life Insurance Company.

Global Atlantic Distributors, LLC, located at One Financial Plaza, 755 Main Street, 24th Floor, Hartford, Connecticut, serves as the principal underwriter and national distributor for the shares of the Portfolio.

MUFG Union Bank, N.A., located at 400 California Street, San Francisco, CA 94104, serves as the Portfolio’s custodian.

Gemini Fund Services, LLC (“GFS”) located at 17645 Wright Street, Suite 200, Omaha, NE 68130 serves as the Portfolio’s administrator, fund accountant and transfer agent.  Effective February 1, 2019, NorthStar Financial Services Group, LLC, the parent company of GFS and its affiliated companies (collectively, the “Gemini Companies”), sold its interest in the Gemini Companies to a third party private equity firm that contemporaneously acquired Ultimus Fund Solutions, LLC (an independent mutual fund administration firm) and its affiliates (collectively, the “Ultimus Companies”). As a result of these separate transactions, the Gemini Companies and the Ultimus Companies are now indirectly owned through a common parent entity, The Ultimus Group, LLC.

Portfolio’s Investment Advisory Contract

GAIA serves as the Portfolio’s investment adviser pursuant to an investment advisory contract that was initially approved by the Board, including a majority of the Independent Trustees who are not interested persons, and by the initial sole shareholder on the following dates:

Portfolio	Board Approval	Initial Sole Shareholder Approval

Global Atlantic BlackRock Selects Managed Risk Portfolio	September 10, 2013	October 31, 2013

The advisory contract for the Portfolio was most recently renewed by the Board, including a majority of the Independent Trustees, on November 12, 2018.

GAIA, under the supervision of the Board, is responsible for the provision of all investment advisory and portfolio management services for the Portfolio, including establishing and recommending modifications to the Portfolio’s investment objectives, strategies, policies and restrictions. GAIA has the responsibility, subject to oversight by the Board, for the selection and oversight of the Portfolio’s sub-advisers, including recommending for the Board’s consideration the termination and replacement of any sub-adviser. As part of its ongoing oversight of the Portfolio’s sub-advisers, GAIA is responsible for monitoring each sub-adviser’s performance and adherence to the Portfolio’s investment objectives, strategies, policies and restrictions as well as each sub-adviser’s compliance and operational matters. GAIA is also responsible for voting proxies with respect to the Portfolio’s investments in Underlying Funds and ETFs.

GAIA is also responsible for overseeing the administration of the affairs of the Portfolio by various service providers, including, but not limited to: (i) financial administrative services related to the preparation of shareholder reports, evaluation of internal financial controls and the preparation and filing of periodic financial reporting regulatory documentation, (ii) compliance, legal and other regulatory services, and (iii) certain tax services related to the calculation of distributions, the preparation of tax disclosures, tax returns and shareholder reporting.

The table below shows the annual advisory fee as a percentage of average daily net assets (computed daily and paid monthly in arrears) that GAIA is entitled to receive from the Portfolio.

Portfolio	Advisory Fee

Global Atlantic BlackRock Selects Managed Risk Portfolio	0.550% on first $500 million

0.525% on next $500 million

0.500% over $1 billion

GAIA has contractually agreed to waive its advisory fees and to reimburse Portfolio expenses at least until April 30, 2020 so that the total annual operating expenses after fee waiver and/or reimbursement (exclusive of any front-end or contingent deferred loads, brokerage fees and commissions, Acquired Fund Fees and Expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses, such as litigation) of the Portfolio do not exceed the following levels of the daily average net assets attributable to each respective class of shares. The expense reimbursement is subject to possible recoupment from the Portfolio in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the lesser of the expense limits listed below and any expense limits applicable at the time of recoupment. This agreement may be terminated only by the Board, on 60 days’ written notice to GAIA. Fee waiver and reimbursement arrangements can decrease the Portfolio’s expenses and boost its performance.

Portfolio	Expense Limit – Class II

Global Atlantic BlackRock Selects Managed Risk Portfolio	0.94%

The following table shows advisory fees paid by the Portfolio to GAIA during the fiscal year ended December 31, 2018.

Portfolio	Advisory Fees Paid to GAIA*	Advisory Fees Paid to GAIA as% of Average Daily Net Assets of the Portfolio
Global Atlantic BlackRock Selects Managed Risk Portfolio	$616,522	0.23%

* Advisory fee net of any reimbursements and/or waivers

Outstanding Shares and Ownership of Outstanding Shares

The following table shows the number of shares of the Portfolio that were issued and outstanding as of June 30, 2019.

Portfolio	Shares Outstanding
Global Atlantic BlackRock Selects Managed Risk Portfolio	24,726,172.777

As of June 30, 2019, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of the Portfolio’s outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of the Portfolio as of June 30, 2019, was as follows:

Class Name	Owner Name & Address	Ownership%
Class II	Forethought Life Insurance Co Separate Account A 10 West Market Street Suite 2300 Indianapolis, Indiana 46204	100%

A shareholder owning of record or beneficially more than 25% of a Portfolio’s outstanding shares may be considered a controlling person. As of June 30, 2019, approximately 100% of the Portfolio’s total outstanding shares was held of record and/or beneficially owned by Forethought Life Insurance Company Separate Account A, 10 West Market Street, Suite 2300, Indianapolis, Indiana, 46204.

Brokerage Information

During the fiscal period ending December 31, 2018, the Portfolio did not pay commissions to any affiliated broker of the Portfolio.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of shareholders.  Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meetings are sent to shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Trust, attention “Portfolios Shareholder Meetings,” 10 West Market Street, Suite 2300, Indianapolis Indiana 46204.

Reports to Shareholders

To obtain a free copy of the Annual and Semi-Annual Reports to Shareholders, when issued, or make general inquiries about the Portfolio call the Portfolio (toll-free) at 1-877-881-7735, or write to:

Global Atlantic Portfolios

c/o Gemini Fund Services, LLC

17605 Wright Street, Suite 2

Omaha, Nebraska 68130

Information is also available at http://regdocs.blugiant.com/globalatlanticportfolios

Householding

To reduce expenses, the Portfolio will mail only one copy of the Information Statement, Notice of Internet Availability of Information Statement and each annual and semi-annual report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call the Portfolio at 1-877-881-7735 on days the Portfolio is open for business or contact your financial institution. The Portfolio will begin sending you individual copies thirty days after receiving your request.

Forethought Variable Insurance Trust

Global Atlantic BlackRock Selects Managed Risk Portfolio

(formerly Global Atlantic BlackRock Global Allocation Managed Risk Portfolio)

10  West Market Street

Suite 2300

Indianapolis, Indiana 46204

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT REGARDING A RECENT SUB-ADVISER CHANGE

July 18, 2019

This Notice of Internet Availability of Information Statement presents only an overview of the more complete Information Statement that is enclosed and is also available to you online relating to Global Atlantic BlackRock Selects Managed Risk Portfolio (formerly Global Atlantic BlackRock Global Allocation Managed Risk Portfolio) (the “Portfolio”), a series of Forethought Variable Insurance Trust (the “Trust”).  We encourage you to review all of the important information contained in the Information Statement.

Although you are not a shareholder of the Portfolio, your purchase payments and the earnings on such payments under your variable annuity contract issued by Forethought Life Insurance Company (“FLIC”) are invested in sub-accounts of a separate account established by FLIC. Each sub-account invests in shares of a series of the Trust, including the Portfolio.

Global Atlantic Investment Advisors, LLC (“GAIA”), the investment adviser of the Portfolio, may select investment sub-advisers for the Portfolio subject to approval of the board of trustees (the “Board”) of the Trust.  We are pleased to inform you that, at the recommendation of GAIA, the Board has appointed BlackRock Investment Management, LLC (“BIM”) to serve as a sub-adviser to the Portfolio.  The Board approved the sub-advisory agreement between GAIA and BIM (the “Sub-Advisory Agreement”) on February 12, 2019.  Milliman Financial Risk Management LLC continues to serve as the Portfolio’s other sub-adviser.  Each sub-adviser is approved to manage a portion of the Portfolio’s assets (which may change over time) as allocated by GAIA and overseen by the Board.  Additional information about GAIA, BIM, the Sub-Advisory Agreement, and the Board’s approval of this Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GAIA and the Trust from the Securities and Exchange Commission, the hiring of BIM on the Portfolio’s behalf does not require shareholder approval.  Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

The Information Statement as well as this Notice of Internet Availability of Information Statement is being mailed on or about July 19, 2019.  To access the Information Statement on the internet, navigate to http://regdocs.blugiant.com/globalatlanticportfolios,where the full Information Statement is available to view and print until at least 90 days from the date this Notice and the Information Statement is sent to investors. If you have any questions about this Notice, please contact the Portfolio at 1-877-881-7735.